Exhibit 10.1.n

Compensation Arrangements of Directors and Certain Executive Officers

Directors

          Compensation is paid to non-employee members of the Board. An annual retainer of $50,000 will be paid in 2005 ($25,000 of which will be used to acquire shares of Great Plains Energy common stock through Great Plains Energy's Dividend Reinvestment and Direct Stock Purchase Plan on behalf of each non-employee member of the Board). An additional retainer of $10,000 will be paid annually to the lead director. Also, a retainer of $3,000 will be paid to those non-employee directors serving as chair of a committee. Attendance fees of $1,000 for each Board meeting and $1,000 for each committee meeting attended will also be paid in 2005. Directors may defer the receipt of all or part of the cash retainers and meeting fees. Great Plains Energy also provides life and medical insurance coverage for each non-employee member of the Board.

Executive Officers

          None of the executive officers of Great Plains Energy or KCPL&L have written Employment Agreements with the exception of Shahid Malik, President and Chief Executive Officer of Strategic Energy, L.L.C. (indirect subsidiary of Great Plains Energy).

          Salary and incentive compensation information for 2005 for certain executive officers of Great Plains Energy and KCP&L is given below.

Michael J. Chesser

          Pursuant to an employment arrangement with Michael Chesser, Chairmain of the Board and Chief Executive Officer of Great Plains Energy, Mr. Chesser is entitled to receive three times annual salary and bonus if he is terminated without cause prior to his reaching age 63. After age 63, any benefit for termination without cause will be one times annual salary and bonus until age 65. Regarding pension benefits, Mr. Chesser will receive two credited years of service for every one year of service earned. The additional year of service will be paid as a supplemental retirement benefit.

          For 2005, Mr. Chesser will be paid an annual salary of $610,000 with a potential annual incentive bonus at target of 60% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 150% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target) were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

William H. Downey

          For 2005, Mr. Downey will be paid an annual salary of $440,000 with a potential annual incentive bonus at target of 45% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 115% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target) were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

Andrea F. Bielsker

          For 2005, Ms. Bielsker will be paid an annual salary of $230,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 45% of salary the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to her in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

          Ms. Bielsker has resigned from the Company in March 2005.

Stephen T. Easley

          For 2005, Mr. Easley will be paid an annual salary of $250,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 70% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan. In addition, Mr. Easley received on February 1, 2005 a grant of 10,000 shares of restricted stock under the Great Plains Energy Long-Term Incentive Plan.

William P. Herdegen

          For 2005, Mr. Herdegen will be paid an annual salary of $190,000 with a potential annual incentive bonus at target of 35% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 55% of salary(the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to him in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

Jeanie S. Latz

          For 2005, Ms. Latz will be paid an annual salary of $220,000 with a potential annual incentive bonus at target of 40% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Great Plains Energy Annual Incentive Plan 2005. Since no long-term grants were made in 2004, two individual long-term grants of performance shares, each at 45% of salary (the amount of such incentive may be adjusted based on performance from 0-200% of target), were made to her in February 2005 under the Great Plains Energy Long-Term Incentive Plan.

Shahid Malik

          Mr. Malik has an Employment Agreement among Strategic Energy, L.L.C., Great Plains Energy Incorporated and Shahid J. Malik, dated as of November 10, 2004.

          On November 10, 2004, Mr. Malik received a grant of 13,333 shares of restricted stock under the Long-Term Incentive Plan.

          For 2005, Mr. Malik will be paid on annual salary of $400,000 with a potential annual incentive bonus at target of 60% of salary (the amount of such incentive may be adjusted based on performance from 0-150% of target) under the Strategic Energy, L.L.C. Annual Incentive Plan 2005. On February 1, 2005, Mr. Malik received two grants of 4,956 shares each of restricted stock under the Great Plains Energy Long-Term Incentive Plan